UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2015

Commission	Registrant; State of Incorporation;	I.R.S. Employer
File Number	Address; and Telephone Number	Identification No.

333-21011	FIRSTENERGY CORP.	34-1843785
(An Ohio Corporation)
76 South Main Street
Akron, OH 44308
Telephone (800)736-3402

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

FirstEnergy Corp. (Company) held its Annual Meeting of Shareholders on May 19, 2015, in Akron, Ohio. Reference is made to the Company’s 2015 Proxy Statement filed with the Securities and Exchange Commission on April 1, 2015, for more information regarding the items set forth below and the vote required for approval of these matters. The matters voted upon and the final results of the vote were as follows:

Item 1 - The following persons (comprising all the nominees for the Board of Directors) were elected to the Company's Board of Directors for a term expiring at the Annual Meeting of Shareholders in 2016 and until their successors shall have been elected:

	Number of Votes
	For	Withheld	Broker Non-Votes

Paul T. Addison	314,496,926	7,071,387	45,642,703
Michael J. Anderson	315,133,187	6,435,126	45,642,703
William T. Cottle	314,592,553	6,975,760	45,642,703
Robert B. Heisler, Jr.	309,042,113	12,526,200	45,642,703
Julia L. Johnson	314,334,459	7,233,854	45,642,703
Charles E. Jones	315,181,255	6,387,058	45,642,703
Ted J. Kleisner	309,626,545	11,941,768	45,642,703
Donald T. Misheff	315,512,734	6,055,579	45,642,703
Ernest J. Novak, Jr.	313,558,518	8,009,795	45,642,703
Christopher D. Pappas	310,270,975	11,297,338	45,642,703
Luis A. Reyes	315,196,757	6,371,556	45,642,703
George M. Smart	311,745,019	9,823,294	45,642,703
Dr. Jerry Sue Thornton	314,099,656	7,468,657	45,642,703

Item 2 - Ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm, for the 2015 fiscal year. Item 2 was approved and received the following vote:

Number of Votes
For	Against	Abstentions
360,991,192	4,424,351	1,795,473

Item 3 - Advisory vote to approve named executive officer compensation. Item 3 was approved and received the following vote:

Number of Votes
For	Against	Abstentions	Broker Non-Votes
271,262,351	46,998,361	3,307,565	45,642,703

Item 4 - Approve the FirstEnergy Corp. 2015 Incentive Compensation Plan. Item 4 was approved and received the following vote:

Number of Votes
For	Against	Abstentions	Broker Non-Votes
303,873,232	14,493,642	3,201,405	45,642,703

Item 5 - Shareholder Proposal: Report on Lobbying Expenditures. A shareholder proposal requesting that the Board of Directors authorize the preparation of a report, at reasonable expense, excluding proprietary information and updated annually, disclosing certain lobbying expenditures. The proposal received the following vote:

Number of Votes
For	Against	Abstentions	Broker Non-Votes
60,088,566	250,317,737	11,160,934	45,642,703

Item 6 - Shareholder Proposal: Report on Carbon Dioxide Goals. A shareholder proposal requesting that the Company create specific, quantitative, time bound carbon dioxide reduction goals to decrease the Company’s corporate carbon dioxide emissions, and report by September 2015 on its plans to meet the carbon reduction goals the Company adopts. The proposal received the following vote:

Number of Votes
For	Against	Abstentions	Broker Non-Votes
60,188,227	250,830,173	10,549,882	45,642,703

Item 7 - Shareholder Proposal: Simple Majority Vote. A shareholder proposal requesting that the Board of Directors (i) take the steps necessary so that each shareholder voting requirement in our Amended Articles of Incorporation and Amended Regulations that calls for a greater than simple majority vote be changed to require a majority of the votes cast for and against the proposal, or a simple majority in compliance with applicable laws and (ii) that the Board fully support this proposal topic and spend $50,000 or more to solicit the support. The proposal received the following vote:

Number of Votes
For	Against	Abstentions	Broker Non-Votes
220,737,072	97,336,222	3,493,937	45,642,703

Item 8 - Shareholder Proposal: Proxy Access Regulation (Bylaw). A shareholder proposal requesting the Board of Directors adopt, and present for shareholder approval, a proxy access regulation (by-law) requiring the Company to include in proxy materials prepared for a shareholder meeting, at which directors are to be elected, specified information regarding any person nominated for election to your board by a shareholder or group that meet certain criteria and that the Company allow shareholders to vote on such nominee on the Company’s proxy card. The proposal received the following vote:

Number of Votes
For	Against	Abstentions	Broker Non-Votes
226,599,452	90,710,293	4,257,496	45,642,703

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 19, 2015

FIRSTENERGY CORP.
Registrant

By:	/s/ K. Jon Taylor
K. Jon Taylor Vice President, Controller and Chief Accounting Officer

4